Exhibit 10



                             TYCO INTERNATIONAL LTD.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                  PLAN DOCUMENT


     1.   Introduction.
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          (a)  The name of this plan is the Tyco International Ltd. Supplemental

Executive Retirement Plan.  The Plan is intended to make up for contributions that cannot be made on behalf of certain key employees under the Savings Plan by reason of the Limitations.  The Plan shall be construed consistent with the purposes described herein, including without limitation, the anti-conditioning rules of Section 401(k)(4) of the Code.

          (b)  The Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees"

within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

     2.   Definitions.  Wherever used herein, the following terms have the
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meanings set forth below, unless a different meaning is clearly required by the context.  Any capitalized term not defined herein shall have the meaning given to it in the Savings Plan.

          (a)  "Account" means the bookkeeping account maintained for each

Participant to which amounts credited on behalf of the Participant under Section

3 shall be recorded.

          (b)  "Affiliated Entity" means any entity considered to be in the same controlled group (within the meaning of Section 302(d)(8)(C) of ERISA) as Tyco

International Ltd.

          (c)  "Beneficiary" means the individual(s) designated by the

Participant to receive any benefits due upon or after his or her death pursuant to Section 8.  In the absence of an effective Beneficiary designation at the time of the Participant's death, the Participant's Beneficiary shall be his or





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her spouse, or if the Participant does not have a spouse at the date of his or her death, then to the Participant's executors or administrators.

          (d)  "Board of Directors" means the Board of Directors of Tyco

International Ltd.

          (e)  "Code" means the Internal Revenue Code of 1986, as amended, and any successor code, and related rules, regulations and interpretations.

          (f)  "Company" means Tyco International Ltd. and any successor to all or a major portion of its assets or business which assumes the obligations of

Tyco International Ltd.

          (g)  "Compensation" means, with respect to any Participant, direct cash compensation paid during the calendar year to that Participant by the

Company or an Affiliated Entity for services rendered, including salaries,

commissions and bonuses, in each case as determined by the Committee, and including any amount which would have been paid to the Participant but for an election under the Savings Plan or the Company's Deferred Compensation Plan, or

a cafeteria plan under Section 125 of the Code, but excludes any amounts paid from this Plan or the Company's Deferred Compensation Plan, income from the exercise of non-qualified stock options or from the disqualifying disposition of incentive stock options, income realized when restricted stock becomes fully transferable or is no longer subject to a substantial risk of forfeiture,

reimbursement for moving expenses and other relocation expenses, mortgage interest differentials, payment for reimbursement for taxes, international assignment premiums, allowances and any other reimbursements.

          (h)  "Committee" means the Company's Retirement Committee.


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          (i)  "Disability" means a Participant's permanent and total incapacity of engaging in any employment for the Company or any Affiliated Entity for physical or mental reasons.  Disability shall be deemed to exist only when such

Participant meets either the requirements for disability benefits under the

Social Security law then in effect, or the requirements for disability benefits under a long-term disability plan maintained by the Company or an Affiliated

Entity.

          (j)  "Eligible Employee" means each employee of the Company or an

Affiliated Entity with Compensation equal to the limit imposed by Section

401(a)(17) of the Code ($150,000 for 1995) or greater. With regard to the credit provided by the Section 3(c), the term "Eligible Employee" also means each

Kendall employee who is precluded from receiving the supplemental employer matching contributions under the terms of the Savings Plan.  Notwithstanding the foregoing, the term "Eligible Employee" does not include an employee who is covered by an agreement that provides for supplemental retirement benefits or an employee who is covered by an agreement which provides for severance from employment.

          (k)  "ERISA" means the Employee Retirement Income Security Act of

1974, as amended and any successor statute, and related rules, regulations and interpretations.

          (l)  "Kendall" means The Kendall Company.

          (m)  "Kendall Plan" means The Kendall Employees' Savings and

Investment Plan.

          (n)  "Limitations" means the limitations imposed under Sections

401(a)(17) and 415 of the Code.

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          (o)  "Participant" means any Eligible Employee designated by the

Committee to participate in the Plan.  Notwithstanding the foregoing, any individual who was a Participant in a prior Plan Year but who ceases to be an

Eligible Employee shall continue to be a Participant so long as amounts remain credited to his or her Account, but he or she shall cease to be a Participant for purposes of receiving Participant Credits under Section 3.

          (p)  "Plan" means the Tyco International Ltd. Supplemental Executive

Retirement Plan.

          (q)  "Plan Year" means the twelve-month period ending on each

December 31st.

          (r)  "Quarter" means each of the three-month periods ending on March,

June, September and December in each Plan Year.

          (s)  "Retirement" or "Retires" shall mean severance from employment from the Company and all Affiliated Entities for any reason other than a leave of absence or death on or after the earlier of the attainment of (i) age 65 or

(ii) age 55 and ten Years of Service.

          (t)  "Savings Plan" means the Tyco International Ltd. Retirement

Savings and Investment Plan.

          (u)  "Year of Service" means each "Year of Vesting Service" credited to the Participant under the Savings Plan.

     3.   Participant Credits.
          -------------------

          (a)  Effective as of the last day of each Quarter, the Company shall credit to each Participant's Account an amount equal to the maximum employer


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matching contributions which would have been credited to the account of the

Participant under the Savings Plan pursuant to the plan formula contained therein, but utilizing the definition of "Compensation" used in this Plan and disregarding the Limitations, regardless of the Participant's actual level of participation in the Savings Plan, less the maximum employer matching contributions permitted by the Limitations.

          (b)  With respect to each Participant who is a Kendall employee,

effective as of July 1, 1995, the Company shall credit to such Participant's

Account an amount equal to the maximum employer matching contributions which would have been credited to the account of the Participant under the Kendall

Plan for the period July 1, 1995 through December 31, 1995 pursuant to the plan formula contained therein (but without regard to the plan provision precluding certain employees from receiving the supplemental match) and utilizing the definition of "Compensation" used in the Kendall Plan and disregarding the

Limitations, regardless of the Participant's actual level of participation in the Kendall Plan, less the sum of the maximum employer matching contributions permitted by the Limitations for the same period and the amount credited to the
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Participant's cash balance account in The Kendall Company and Subsidiaries

Pension Plan for the period January 1, 1995 through June 30, 1995.  Such credit shall be made as of the last day of each Quarter beginning July 1, 1995 and

October 1, 1995.

          (c)  With respect to each Participant who is a Kendall employee and who is precluded by the terms of the Kendall Plan from receiving a supplemental employer matching contribution, the Company shall credit to such Participant's

Account an amount equal to the maximum supplemental employer matching contributions (i.e., the additional employer matching contributions for participants with ten or more Years of Service) which would have been credited

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to the account of such Participant under the Kendall Plan for the period July 1,

1995 through December 31, 1995 but for such preclusion.  Such credit shall be made as of the last day of each Quarter beginning July 1, 1995 and October 1,

1995.

          (d)  Notwithstanding the foregoing, the Company reserves the right to adjust the credits to any Participant's Account if the Participant's

Compensation for the Plan Year is less than the limit imposed by Section

401(a)(17) of the Code.

     4.   Crediting Earnings and Losses.
          -----------------------------

          (a)  Except as otherwise provided in Section 7(c) with respect to installment payments, as of the last day of each Quarter and as of any other date designated by the Committee for the revaluation and adjustment of Accounts,

each Participant's Account shall be adjusted to reflect an amount of earnings or losses to be credited on the amount previously credited to such Account.  The

Committee shall, from time to time and in its sole discretion select one or more investment vehicles to be used as the measuring standards for crediting earnings or losses standing to the credit of each Participant.  The earnings or losses to be credited to each Participant's Account for any period shall be equivalent to the amount of earnings or losses which would have been credited to the Account if such Account had actually been invested in such vehicle during such period.

          (b)  Notwithstanding the foregoing, the Committee may change the method of crediting earnings or losses to Accounts under the Plan, by written notice to each Participant, which notice shall specify the new method for crediting earnings or losses to be used and the effective date of such change.

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     5.   Vesting
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          (a)  A Participant shall become fully vested in the full value of the amount credited to his or her Account upon attainment of age 55, death,

Disability, or completion of at least five Years of Service.

          (b)  A Participant whose employment with the Company or any Affiliated

Entity terminates prior to attainment of age 55 (for any reason other than death or Disability) with fewer than five Years of Service will forfeit all amounts in his or her Account upon his or her termination of employment.

     6.   Timing of Distribution
          ----------------------

     Upon initial enrollment in the Plan, a Participant shall irrevocably elect on a form prescribed by the Company to commence distribution of his or her vested Account balance either (a) upon his or her Retirement or other termination of employment, or (b) in any calendar year that is at least five years from initial participation in the Plan as may be selected by the

Participant, but not later than the year in which the Participant attains age 70

(the "Distribution Year").  If no election is made, the distribution will commence upon the Participant's termination of employment.

     7.   Method of Distribution
          ----------------------

          (a)  Upon initial enrollment in the Plan, a Participant shall irrevocably elect on a form prescribed by the Company to receive his or her vested Account balance pursuant to one of the following payment options:

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               (i)  A single lump sum to be paid within 60 days following the quarter in which the Participant Retires or otherwise

                    terminates his or her employment with the Company or an

                    Affiliated Entity or within the first 60 days of the

                    Distribution Year.

               (ii) Annual equal installments over a period not to exceed 15 years, beginning no later than 60 days of the calendar year next following the year in which the Participant Retires or otherwise terminates his or her employment with the Company or an Affiliated Entity or March 1 of the Distribution Year.



     If no election is made, the distribution will be made in a lump sum pursuant to (i) above.

          (b)  All amounts credited to each Participant's Account which become payable hereunder shall be paid by the Company or an Affiliated Entity in cash.

Each such Account shall be charged with the amount distributed with respect thereto as of the date of payment.

          (c)  In the event a benefit is paid in installments, installment payment amounts shall be determined in the following manner:

               (i)  The interest rate to be used to calculate installment payment amounts shall be a fixed interest rate that is

                    determined by averaging the rates of earnings or losses for the five Plan Years preceding the initial year of

                    distribution.  If a Participant has participated in the Plan for fewer than five Plan Years, this average shall be

                    determined by averaging the rates of earnings or losses for

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                    the Plan Years during which he or she participated in the

                    Plan.

               (ii) Based on the interest rate determined in (i) above, the

                    Participant's Account balance shall be amortized in equal

                    annual installment payments over the term of the specified installment period.

     8.   Payments Upon Death.
          -------------------

          (a)  In the event of a Participant's death prior to his or her termination of employment with the Company or an Affiliated Entity, the full value of the amount credited to the Participant's Account shall be paid to the

Participant's Beneficiary in a single lump sum as soon as practicable after such

Participant's death.

          (b)  In the event of a Participant's death after his or her termination of employment but before full distribution of the amounts to be paid to him or her pursuant to Section 7 has been completed, the value of the amounts payable under Section 7 shall be paid to the Participant's Beneficiary in a single lump sum as soon as is practicable after such Participant's death.

          (c)  Each Participant may designate, from time to time, a Beneficiary or Beneficiaries (who may be named contingently or successively) to whom any amounts which remain credited to the Participant's Account at the time of his or her death shall be paid.  Each such designation shall revoke all prior designations by the same Participant, except to the extent otherwise specifically noted, shall be in a form prescribed by the Company and shall be effective only when filed by the Participant in writing with, and acknowledged by, the Company during his or her lifetime.


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     9.   No Funding Required.
          -------------------

          (a)  Nothing in this Plan will be construed to create a trust or to obligate the Company or any other person to segregate a fund, purchase an insurance contract, or in any other way to fund currently the future payment of any benefits hereunder, nor will anything herein be construed to give any

Participant or any other person rights to any specific assets of the Company or of any other person.  Except as described in (b) below, any benefits which become payable hereunder shall be paid from the general assets of the Company.

          (b)  The Company in its sole discretion may establish a grantor or other trust of which the Company is treated as the owner under the Code, to provide for the payment of benefits hereunder, subject to the claims of the

Company's general creditors in the event of insolvency, and subject to such other terms and conditions as the Company may deem necessary or advisable to ensure (i) that benefits are not includible, by reason of the establishment or funding of such trust, in the income of trust beneficiaries prior to actual distribution and (ii) that the existence of such trust does not cause the Plan or any other arrangement to be considered funded for purposes of Title I of

ERISA.

     10.  Plan Administration and Interpretation.  The Company shall have
          --------------------------------------

complete control over the administration of the Plan and complete control and authority to determine, in its sole discretion, the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any

Participant, Beneficiary, or other person having or claiming to have any interest under the Plan and the Company's determinations shall be conclusive and binding on all such parties.  The Company shall be deemed to be the Plan

Administrator with the responsibility for complying with any reporting and

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disclosure requirements of ERISA.  The rights of the Company hereunder shall be exercised by the Committee.  To the extent that the Committee is unable or unwilling to exercise any right hereunder or make any determination hereunder,

however, the Board of Directors shall exercise such right or make such determination.

     11.  Claims Procedure.
          ----------------

          (a)  Any Participant or Beneficiary of a deceased Participant (such

Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan.  If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant.  All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred.  The claim must state with particularity the determination desired by the Claimant.

          (b)  The Committee shall consider a Claimant's claim within 90 days,

and shall notify the Claimant in writing:

               (i)  that the Claimant's requested determination has been made,

and that the claim has been allowed in full; or

               (ii) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

                    (A)  the specific reason(s) for the denial of the claim, or any part of it;

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                    (B)  specific reference(s) to pertinent provisions of the

Plan upon which such denial was based;

                    (C)  a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

                    (D)  an explanation of the claim review procedure set forth in this Section 11.

          (c)  Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim.  Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

               (i)   may review pertinent documents;

               (ii)  may submit written comments or other documents; and/or

               (iii) may request a hearing, which the Committee, in its sole discretion, may grant.

          (d)  The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within

120 days after such date.  Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

               (i)  specific reasons for the decision;

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               (ii) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

              (iii) such other matters as the Committee deems relevant.

          (e)  A Claimant's compliance with the foregoing provisions of this

Section 11 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

     12.  Non-Assignable.  Amounts payable under this Plan shall not be subject
          --------------

to alienation, assignment, garnishment, execution or levy of any kind, and any attempt to cause any such amount to be so subjected shall be null, void and of no effect and shall not be recognized by the Company.

     13.  Termination and Modification.  The Company may, by action of the
          ----------------------------

Committee, terminate or amend this Plan by written notice to each Participant participating therein.  A termination of the Plan shall have no effect other than to eliminate the right of each Participant to have additional amounts credited to his or her Account pursuant to Section 3.  Except for such

"prospective" termination, the Plan may not be amended, modified, waived,

discharged or terminated, except by mutual consent of the Company and the

Participant or Participants affected thereby, which consent shall be evidenced by an instrument in writing, signed by the party against which enforcement of such amendment, modification, waiver, discharge or termination is sought.

     14.  Parties.  The terms of this Plan shall be binding upon the Company,
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its successors or assigns and each Participant participating herein and his or her spouse, Beneficiaries, heirs, executors and administrators.

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     15.  Liability of Company.  Subject to its obligation to pay the amount
          --------------------

credited to the Participant's Account at the time distribution is called for by this Plan, neither the Company nor any person acting in behalf of the Company shall be liable to any Participant or any other person for any act performed or the failure to perform any act with respect to the Plan.

     16.  Notices.  Notices, elections or designations by a Participant to the
          -------

Company hereunder shall be addressed to the Company to the attention of the

Treasurer of the Company.  Notices by the Company to a Participant shall be addressed to the Participant at his or her most recent home address as reflected in the records of the Company.

     17.  Withholding.  All payments under this Plan shall be net of tax
          -----------

withholding required by applicable Federal and state laws.

     18.  Unsecured General Creditors.  No Participant or his or her legal
          ---------------------------

representative or any Beneficiary designated by him or her shall have any right,

other than the right of an unsecured general creditor, against the Company in respect of the Account of such Participant established hereunder.

     19.  Effective Date.  This Plan shall be effective as of January 1, 1995,
          --------------

and shall continue in existence thereafter until terminated pursuant to Section

13.  Notwithstanding the foregoing, this Plan shall be effective as of July 1,

1995 with respect to the Kendall employees.

     20.  Governing Law.  This Plan shall be construed and enforced in
          -------------

accordance with, and governed by, the laws of the State of New Hampshire.

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     IN WITNESS WHEREOF, this Plan has been duly signed for and on behalf of the

Company by its duly authorized officer on the  25TH day of July, 1995.


                                   TYCO INTERNATIONAL LTD.



                                   By: THE RETIREMENT COMMITTEE
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